SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2005

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We wish to report that the operator has informed us that the nitrogen frac on the Stuart 60-#8 well is now scheduled for April 8th.  This frac will be the largest the operator has conducted on this formation and we are very optimistic about having a successful well based on the previous success we have enjoyed on this prospect.  The cost for this well and the next two has already been paid.  It is anticipated that the next well on this prospect will commence as soon as this well is completed and put on line for sales.

The operator on the Pembina Prospect well has informed us that the perforation has been completed and the frac is now the next process to occur.  Due to Alberta government road restrictions, it is anticipated that this well will be able to be fraced in 2-4 weeks.  This is a re-entry of an old well that has already been a producer.

Bernard McDougall, our president stated, "The month of April could be a major turning point for MSEV.  We have two separate drill programs that we are anticipating results on, and based on the past success on each prospect we are very optimistic about the results to come.  Considering that oil prices touched on all time highs on Friday, this would be the best time in MSEV’s history to announce any new discoveries.”

We are an emerging oil and gas company with both oil and gas producing properties.  Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have 16 independent sources of oil and/or gas revenue. Our production is from ten oil wells in Canada, and six wells producing oil and/or gas wells in Texas.  We are presently involved in multiple oil and gas prospects, and we continue to look for additional projects that would contribute to building our market capitalization.

If you have any questions, please call us at (604) 646-6903.  If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         April 4, 2005